Exhibit 99

EnSync Energy Reports Second Quarter Fiscal Year 2017 Results

Management to Host Conference Call Today at 4:30 p.m. EDT (3:30 p.m. CDT)

MILWAUKEE, Feb. 14, 2017 -- EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms for the utility, commercial, industrial and multi-tenant building markets, today announced results for the second quarter of fiscal year 2017, ended December 31, 2016.

Recent Highlights

•	Revenue during the second quarter of fiscal 2017 increased to $1.7 million compared to $0.4 million in the year ago period, driven by the sale of two power purchase agreements (PPAs) to investors in November 2016;

•	Fulfilled an initial purchase order for a Matrix Energy Management system from a major global energy management solutions provider;

•	Recognized final installment from Lotte Chemical R&D agreement during the quarter, bringing total payments under that contract to $5,425,000;

•	Closed a PPA with Oceanic Time Warner Cable in Hawaii. The EnSync Energy solar plus storage system will be installed at an office and operations center on the Island of Hawaii, and will shift energy from daytime to nighttime hours, in addition to providing resiliency;

•	Closed on EnSync Energy’s first residential market penetration, for a multiple structure decentralized installation in Hawaii. This installation will be covered under a single PPA;

•	Announced the commencement of a project with ENMAX Energy Corporation at the District Energy Centre site in Calgary, Alberta, to integrate solar and energy storage with a combined heat and power system using EnSync’s patented Matrix technology;

•	Expanded sales presence in North America with the appointment of 20-year sustainable energy veteran, David Eisenbud, as Managing Director of Sales for the Eastern United States and Canada;

•	Showcased the company’s Matrix technology at DistribuTECH, a leading annual electric power transmission and distribution conference & exhibition event that addresses technologies used to move electricity from the power plant through the transmission and distribution systems to the meter and inside the home;

•	The Company’s second tranche of PPAs now consists of six projects, totaling approximately $6.3 million estimated value at time of sale; and

•	Cash balance at the end of December 2016 was $17.6 million compared to $17.2 million at the end of the prior fiscal year.

Management Discussion

“During the second quarter, we successfully completed the sale of the remaining two PPAs from our first tranche,” commented Brad Hansen, President and Chief Executive Officer of EnSync Energy Systems. “These sales culminate the highly unique endeavor EnSync embarked on to become the first company in the industry to successfully sell PPA agreements for PV plus storage for the commercial and industrial (C and I) market in a behind the grid setting. This highly differentiated business model is made possible by industry leading technologies, including EnSync’s patented Matrix Energy Management System that allows optimum simultaneous management of multiple sources of electricity, while also providing the seamless communication and control required for the utility to enable real-time supply response from the distributed energy resources.”

Mr. Hansen continued, “While we continue to focus our efforts in the execution of our PPA strategy in Hawaii, we are simultaneously focused on expanding into other regions, including California, the eastern United States and Canada. We believe there is a tremendous opportunity to develop solutions for commercial, industrial, government and selective utility clients seeking fully-integrated products and services associated with DERs and advanced IOE grid-interactive communications and controls in these regions. We recently hired 20-year industry veteran, David Eisenbud, to lead our expansion efforts in the Eastern U.S. and Canada which we believe will be a key contributor to our growth in the coming years.”

Mr. Hansen concluded, “We are very pleased with our progress during the second quarter, and with our ongoing market penetration for Matrix and our PPA business model. We continue to close commercial PPAs and contracts, including with some of the top companies operating in North America and Hawaii such as Time Warner Cable, and have successfully signed our first multi-structure residential solar plus storage system contract. We also remain focused on releasing products that will radically lower the cost per function of our distributed energy resource systems. When combining our differentiation in business model and intellectual property, we’re poised to lead the high growth DERs market in the coming years.”

Second Quarter Financial Results

Total revenue for the second quarter which ended December 31, 2016 was $1.7 million compared to $0.4 million in the second quarter of fiscal 2016. Revenue growth in the quarter was primarily driven by the sale of the last two Tranche 1 power purchase agreements (PPAs) to two different investors in November 2016, as well as product sales of $239,000 to Lotte, and others. We also recognized the final installment of $175,000 under our research and development contract with Lotte.

Fiscal 2017 revenues of $9.4 million through the second quarter establishes record fiscal year revenues with two quarters remaining. For the remainder of the fiscal year, we are continuing to target the contracting of enough PPA projects to fill two additional tranches.

Total cost of products sold during the second quarter was $1.7 million. As previously discussed, the Company incurred certain non-recurring and start-up costs associated with the initial sale of its PPA projects.

Engineering and development costs were $1.1 million in the second quarter of fiscal 2017, compared to $2.0 million in the year ago period and in line with the prior period level of $1.0 million. Selling, General and Administrative costs totaled $3.0 million in the second quarter of fiscal 2017, compared to $2.3 million during the second quarter of fiscal 2016. The Company intends to hold at or below these levels going forward.

Net loss attributable to common shareholders was $(4.4) million, or $(0.09) per basic and diluted share, for the second quarter of fiscal 2017, compared to $(4.5) million, or $(0.10) per basic and diluted share, in the year ago second quarter.

Cash balance at December 31, 2016 was $17.6 million dollars compared to $17.2 million at June 30, 2016.

Backlog for PPA projects, components and systems at the end of fiscal Q2 2017 stood at approximately $6.3 million as of this announcement.

Conference Call Information

Date: Tuesday, February 14, 2017
Time: 4:30 p.m. ET (3:30 p.m. CT)
Domestic participant dial in #: (877) 870-4263 or (412) 317-0790
Conference code #: 10101055

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Interested parties can also listen to a live internet webcast available in the investor section of the Company's website at www.ensync.com.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10101055, through February 21, 2017. A webcast replay will be available in the investor section of the Company’s website at www.ensync.com for 90 days.

About EnSync Energy Systems

EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is creating the future of electricity with innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms. EnSync Energy ensures the most cost-effective and resilient electricity, delivered from an electrical infrastructure that prioritizes the use of all available resources, such as renewables, energy storage and the utility grid. As project developer, EnSync Energy’s distinctive engagement methodology encompasses load analysis, system design consulting, and technical and financial modeling to ensure energy systems are sized and optimized to meet our customers’ objectives for value and performance. Proprietary direct current (DC) power control hardware, energy management software, and extensive experience with numerous energy storage technologies uniquely positions EnSync Energy to deliver fully integrated systems that provide for efficient design, procurement, commissioning, and ongoing operation. EnSync Energy’s IOE control platform adapts easily to ever-changing generation and load variables, as well as changes in utility prices and programs, ensuring the means to make or save money behind-the-meter, while concurrently providing utilities the opportunity to use DERs for an array of grid enhancing services. In addition to direct system sales, EnSync Energy includes power purchase agreements (PPAs) in its portfolio of offerings, which enables electricity savings for customers and provides a stable financial yield for investors. EnSync Energy is a global corporation, with joint venture Meineng Energy in AnHui, China, and energy project development subsidiary Holu Energy in Hawaii. For more information, visit: www.ensync.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms.  All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our supply agreement with SPI Solar, Inc., expected future operating results, expectations concerning our PPA strategy, the anticipated results of our product development efforts and other expectations regarding our business strategy.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:
Lytham Partners, LLC
Robert Blum, Joseph Diaz, or Joe Dorame
(602) 889-9700

EnSync Media Contact:
Michelle Montague
(262) 735-5676

EnSync, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2016	2015	2016	2015
Revenues
Product sales	$1,561,569	$335,694	$9,218,130	$486,230
Engineering and development	175,000	46,567	175,000	169,007
Total revenues	1,736,569	382,261	9,393,130	655,237

Costs and expenses
Cost of product sales	1,731,558	323,289	9,497,701	304,608
Cost of engineering and development	-	82,020	937,725	136,167
Advanced engineering and development	1,077,140	2,015,364	2,078,468	3,691,652
Selling, general, and administrative	3,035,704	2,287,978	5,588,155	4,514,952
Depreciation and amortization	201,712	181,066	356,069	359,656
Total costs and expenses	6,046,114	4,889,717	18,458,118	9,007,035

Loss from operations	(4,309,545)	(4,507,456)	(9,064,988)	(8,351,798)

Other income (expense)
Equity in gain (loss) of investee company	(25,387)	(20,889)	(1,732)	(68,597)
Interest income	11,269	14,094	22,627	18,710
Interest expense	(13,107)	(12,517)	(26,104)	(27,647)
Other income	-	-	8,432	76,437
Total other income (expense)	(27,225)	(19,312)	3,223	(1,097)

Loss before expense (benefit) for income taxes	(4,336,770)	(4,526,768)	(9,061,765)	(8,352,895)

Expense (benefit) for income taxes	-	(640)	-	(640)
Net loss	(4,336,770)	(4,526,128)	(9,061,765)	(8,352,255)
Net loss attributable to noncontrolling interest	60,065	80,424	142,338	149,141
Net loss attributable to EnSync, Inc.	(4,276,705)	(4,445,704)	(8,919,427)	(8,203,114)
Preferred stock dividend	(77,331)	(70,058)	(152,776)	(146,580)
Net loss attributable to common shareholders	$(4,354,036)	$(4,515,762)	$(9,072,203)	$(8,349,694)

Net loss per share
Basic and diluted	$(0.09)	$(0.10)	$(0.19)	$(0.18)

Weighted average shares - basic and diluted	47,849,343	47,348,603	47,801,474	46,673,751

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	December 31, 2016	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$17,566,271	$17,189,089
Accounts receivable, net	372,843	172,633
Inventories, net	1,839,077	1,869,942
Prepaid expenses and other current assets	250,017	600,591
Customer intangible assets	8,249	76,293
Note receivable	177,189	171,140
Deferred PPA project costs	-	5,690,307
Deferred customer project costs	164,507	419,765
Project assets	11,175	1,190,853
Total current assets	20,389,328	27,380,613
Long-term assets:
Property, plant and equipment, net	3,610,693	3,889,106
Investment in investee company	2,163,894	2,165,626
Goodwill	809,363	809,363
Right of use assets-operating leases	103,833	27,264
Total assets	$27,077,111	$34,271,972

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$336,837	$332,707
Accounts payable	569,338	569,226
Accrued expenses	771,081	501,031
Customer deposits	211,159	201,352
Accrued compensation and benefits	272,137	257,087
Total current liabilities	2,160,552	1,861,403
Long-term liabilities:
Long-term debt, net of current maturities	888,507	1,057,720
Deferred revenue	13,712,638	13,290,000
Other long-term liabilities	217,364	25,789
Total liabilities	16,979,061	16,234,912

Commitments and contingencies (Note 15)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value) 3,000 shares authorized and issued, 2,300 shares outstanding, preference in liquidation of $5,470,576 and $5,317,800 as of December 31, 2016 and June 30, 2016, respectively	23	23
Series C convertible preferred stock ($0.01 par value, $1,000 face value),
28,048 shares authorized, issued, and outstanding, preference in liquidation of $4,627,474 and $12,719,260 as of December 31, 2016 and June 30, 2016, respectively	280	280
Common stock ($0.01 par value); 300,000,000 authorized,
48,010,347 and 47,752,821 shares issued and outstanding as of December 31, 2016 and June 30, 2016, respectively	1,188,418	1,185,843
Additional paid-in capital	138,706,163	137,585,233
Accumulated deficit	(129,469,535)	(120,550,108)
Accumulated other comprehensive loss	(1,586,333)	(1,585,583)
Total EnSync, Inc. equity	8,839,016	16,635,688
Noncontrolling interest	1,259,034	1,401,372
Total equity	10,098,050	18,037,060
Total liabilities and equity	$27,077,111	$34,271,972

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(9,061,765)	$(8,352,255)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	290,132	345,209
Amortization of customer intangible assets	68,044	14,447
Stock-based compensation, net	1,055,105	463,539
Equity in (gain) loss of investee company	1,732	68,597
Provision for inventory reserve	181,197	-
Gain on sale of property and equipment	(8,432)	-
Interest accreted on note receivable	(6,049)	(6,049)
Gain on bargain purchase	-	(76,437)
Changes in assets and liabilities
Accounts receivable	(203,639)	27,385
Inventories	(150,332)	(1,475,481)
Prepaids and other current assets	350,392	(154,961)
Deferred PPA project costs	5,690,307	(159,978)
Deferred customer project costs	255,258	-
Project assets	1,179,678	(5,603,034)
Accounts payable	112	354,301
Accrued expenses	246,610	(731,570)
Customer deposits	9,807	(112,358)
Accrued compensation and benefits	15,050	37,737
Deferred revenue	422,638	13,290,000
Other long-term liabilities	137,983	-
Net cash provided by (used in) operating activities	473,828	(2,070,908)
Cash flows from investing activities
Cash paid for business combination	-	(225,829)
Change in restricted cash	-	(30)
Expenditures for property and equipment	(9,149)	(10,416)
Proceeds from sale of property and equipment	9,754	-
Net cash provided by (used in) investing activities	605	(236,275)
Cash flows from financing activities
Payment of financing costs	-	(261,982)
Repayments of long-term debt	(165,083)	(161,012)
Proceeds from issuance of preferred stock	-	13,300,000
Proceeds from issuance of common stock	-	6,800,000
Proceeds from the exercise of stock options	68,400	-
Contributions of capital from noncontrolling interest	-	45,000
Net cash (used in) provided by financing activities	(96,683)	19,722,006
Effect of exchange rate changes on cash and cash equivalents	(568)	(1,155)
Net increase in cash and cash equivalents	377,182	17,413,668
Cash and cash equivalents - beginning of period	17,189,089	10,757,461

Cash and cash equivalents - end of period	$17,566,271	$28,171,129

Supplemental disclosures of cash flow information:
Cash paid for interest	$26,332	$27,795
Supplemental noncash information:
Right of use asset obtained in exchange for new finance lease	$13,521	$-
Right of use asset obtained in exchange for new operating lease	102,943	41,316
Asset retirement obligation	19,222	-

See accompanying notes to condensed consolidated financial statements.